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                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT

                                                      State (Country) of
Name under which Subsidiary does Business             Incorporation

Aspen Investment Alliance, Inc.                       Colorado
BMS On-Line Services, Inc.                            Massachusetts
Data-Link Systems, LLC                                Wisconsin
FIserv CIR, Inc.                                      Delaware
FIserv Federal Systems, Inc.                          Delaware
FIserv Fresno, Inc.                                   California
FIserv Government Services, Inc.                      Delaware
FIserv Joint Venture, Inc.                            Delaware
Fiserv Solutions, Inc.                                Wisconsin
FIserv (Europe) Ltd.                                  United Kingdom
FIserv (ASPAC) Pte., Ltd.                             Singapore
Fiserv Australia Pty Limited                          Australia
Pt Fiserv Indonesia                                   Indonesia
First Retirement Marketing, Inc.                      Colorado
First Trust Corporation                               Colorado
Information Technology, Inc.                          Nebraska
Lincoln Trust Company                                 Colorado
The Affinity Group, Inc.                              Colorado
Bankers Pension Services, Inc.                        California
Fiserv Solutions of Canada Inc.                       Ontario
Fiserv Clearing, Inc.                                 Delaware
BHC Investments, Inc.                                 Delaware
BHC Trading Corporation                               Delaware
NetVest, Inc.                                         Delaware
BHC Securities, Inc.                                  Delaware
TradeStar Investments, Inc.                           Delaware
Fiserv Investor Services, Inc.                        Delaware
BHCM Insurance Agency, Inc.                           Delaware
F.T. Agency, Inc.                                     Ohio
Tower Agency, Inc.                                    Ohio
Fiserv Greensboro, Inc.                               North Carolina
Fiserv Correspondent Services, Inc.                   Colorado
Investment Consulting Group, Inc.                     Colorado
WUB1 Investments, Inc.                                Colorado
WUB2 Management Company                               Colorado
WUB3 Capital Management, Inc.                         Colorado
WUB4 Capital Partners, LLP                            Colorado